EXHIBIT 10.C
Skyworks Solutions, Inc.
Performance Share Agreement
Granted Under 2005 Long-Term Incentive Plan
1.Grant of Award.
This Agreement evidences the grant by Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”) on __________ (the “Grant Date”) to __________ (the “Participant”) of up to ______ performance shares of the Company (the “Award”). Each performance share represents the right to receive one share of the common stock, $0.25 par value per share, of the Company (“Common Stock”) upon, and to the extent of, the achievement of the performance metrics, as provided in this Agreement. The shares of Common Stock that are issuable upon, and to the extent, of the achievement of the performance metrics are referred to in this Agreement as “Shares.” No Shares shall be issued by the Company and delivered to the Participant unless, and until, all conditions set forth herein for such issuance and delivery are met, including but not limited to the achievement of an applicable performance metric.
2.Earning Shares; Forfeiture.

(a)Shares shall be deemed earned if, and to the extent, the performance metrics described in Exhibit A to this Award (the “Metrics”) are satisfied as of the date set forth in Exhibit A (the “Measurement Date”). If none of the Metrics are met as of the Measurement Date, the Company shall have no obligation to issue any Shares and this Award shall be forfeited.

(b)Notwithstanding the foregoing, if the Participant's employment with the Company terminates for any reason prior to the Initial Vesting Date, the Second Vesting Date or the Third Vesting Date, as applicable, and each as defined in Exhibit A, the Company shall have no obligation to issue any Shares (or any earned but unissued Shares, if applicable) to the Participant under this Agreement, except as provided in Sections 3(b) or 3(c) below, and this Award shall be forfeited.

3.Issuance of Shares.

(a)The number of Shares issued to Participant shall be determined under Exhibit A and such Shares, if any, shall be issued to the Participant on the Initial Vesting Date, the Second Vesting Date, or the Third Vesting Date, as applicable.

(b)Upon the death of the Participant or the termination of the Participant due to permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) on or before the Measurement Date, the Company will issue to the Participant (or to the Participant's estate, if applicable) the greater of (a) the Target level of Shares issuable pursuant to this Award or (2) the number of Shares that would have been issuable hereunder after the Measurement Date based on the actual performance of the Company through the Measurement Date. Such Shares shall be issued to the Participant (or to the Participant's estate, if applicable) on the Initial Vesting Date.

(c)Upon the death of the Participant or the termination of the Participant due to permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) after the Measurement Date but prior to the Initial Vesting Date, the Company will issue to the Participant (or to the Participant's estate, if applicable) the number of Shares that would have been issuable hereunder based on the actual performance of the Company through the Measurement Date. Such Shares shall be issued to the Participant (or to the Participant's estate, if applicable) within 30 days following such death or termination due to permanent disability, or as soon as administratively possible.

(d)The Company shall not be obligated to issue and deliver the Shares to the Participant on the Initial Vesting Date, the Second Vesting Date, or the Third Vesting Date, as applicable, unless the issuance and delivery of the Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

4.Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, the Award or the Shares subject to the Award, or any interest therein, except by will or the laws of descent and distribution. The provisions of this Section 4 shall not apply to any of the Shares once issued.
5.Provisions of the Plan; Dividend and Other Shareholder Rights.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the performance shares granted hereunder until the Shares have been issued by the Company and delivered to the Participant.

6.	Change of Control.

In the event of a Change of Control (as defined below), the continued employment condition specified in Exhibit A shall be automatically deemed met and the Shares underlying this Award shall be issuable to the Participant as follows: (a) if such Change of Control occurs prior to the Measurement Date, the “Target” level of Shares described in Exhibit A; or (b) if such Change of Control occurs on or after the Measurement Date, any then earned but unissued Shares to the extent the performance metric was met as of the Measurement Date. Any Shares that are issued pursuant to this Section 6 shall be issued to the Participant upon the closing of the Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change of Control under one of such subsections but is specifically exempted from another such subsection):
(a)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of Skyworks if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of common stock of Skyworks (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of Skyworks entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Skyworks (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of Skyworks, unless the Person exercising, converting or exchanging such security acquired such security directly from Skyworks or an underwriter or agent of Skyworks), (ii) any acquisition by Skyworks, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Skyworks or any corporation controlled by Skyworks, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 6; or
(b)    such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of Skyworks (the “Board”) (or, if applicable, the Board of Directors of a successor corporation to Skyworks), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Skyworks or a sale or other disposition of all or substantially all of the assets of Skyworks in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Skyworks or substantially all of Skyworks' assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by Skyworks or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(d)    approval by the stockholders of Skyworks of a complete liquidation or dissolution of Skyworks.
7.Reorganization Event.
(a)    In the event of a Reorganization Event (as defined in the Plan) that is not also a Change of Control (as defined above), the Board of Directors (the “Board”) may take any one or more of the following actions with respect to the Award on such terms as the Board determines (except to the extent specifically otherwise provided in another agreement between the Company and the Participant): (i) provide that the Award shall be assumed, or a substantially equivalent Award shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) provide that the Award shall become vested and the Shares subject to the Award shall become deliverable in whole or in part prior to or upon such Reorganization Event, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participant with respect to each Share subject to the Award held by a Participant equal to (I) the number of Shares that vest upon or immediately prior to such Reorganization Event multiplied by (II) the excess of (X) the Acquisition Price over (Y) any applicable tax withholdings, in exchange for the termination of the Award and such Shares, (iv) provide that, in connection with a liquidation or dissolution of the Company, the Shares subject to the Award shall convert into the right to receive liquidation proceeds (if applicable, net of any applicable tax withholdings), (v) provide for the termination of the unvested portion of the Award immediately prior to the Reorganization Event, (vi) any other action permitted under the Plan and (vii) any combination of the foregoing. In taking any of the actions permitted under this Section 7(a), the Board shall not be obligated by the Plan or this Agreement to treat all Awards under the Plan, all Awards held by Participant, or all Awards of the same type, identically.
(b)     Notwithstanding the terms of Section 7(a), in the case of an outstanding Award that is subject to Section 409A of the Internal Revenue Code and the guidance thereunder (“Section 409A”): (i) if another agreement between the Participant and the Company provides that the Award shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 7(a)(i) and the Award shall instead be settled in accordance with the terms of the applicable agreement; and (ii) the Board may only undertake the actions set forth in clauses (ii), (iii), (iv), (v) or (vi) of Section 7(a) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and/or such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Award pursuant to clause (i) of Section 7(a), then the unvested portion of the Award shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(c)    For purposes of Section 7(a)(i), the Award shall be considered assumed if, following consummation of the Reorganization Event, such award confers the right to receive pursuant to the terms of such award, for each Share subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Committee determined to be equivalent in value (as of the date of such determination or another date specified by the Committee) to the per share consideration received by holders of outstanding Common Stock as a result of the Reorganization Event.

8.Withholding Taxes; No Section 83(b) Election.

(a)No Shares will be issued and delivered upon the Initial Vesting Date, the Second Vesting Date, or the Third Vesting Date, as applicable, unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Award and any Shares issued hereunder.

(b)The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this Award or the Shares issued hereunder.

9.Miscellaneous.

(a)No Rights to Employment. The Participant acknowledges and agrees that his or her right to receive Shares pursuant to Section 2 hereof is triggered only by the achievement by the Company of the Metric(s), continuing service until the Compensation Committee has made a determination that such Metric(s) has (have) been achieved and any continuing service requirements set forth in Exhibit A. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the performance targets set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the performance period, for any period, or at all.

(b)Non-Solicitation. The Participant agrees that while employed by the Company and for one year thereafter, he or she will not, either directly or through others, raid, solicit, or attempt to solicit any employee of the Company to terminate his or her relationship with the Company in order to become an employee to or for any other person or entity. Participant further agrees that he or she will not disrupt or interfere or attempt to disrupt or interfere with the Company's relationships with such employees. Participant also agrees that in addition to any damages that may be recovered, the prevailing party in any legal action to enforce this agreement shall be entitled to recover its costs and attorneys' fees from the other party.

(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(f)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(f).

(g)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j)Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) understands the terms and consequences of this Agreement; and (iii) is fully aware of the legal and binding effect of this Agreement.

(k)Section 409A. This Agreement is intended to be exempt from, or compliant with, Section 409A and shall be interpreted and construed consistently therewith. Notwithstanding the foregoing, in no event shall the Company have any liability to the Participant or to any other person in the event that the Agreement is determined to not be exempt from or compliant with Section 409A.

(l)Unfunded Rights. The right of the Participant to receive Shares pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Skyworks Solutions, Inc.

Name: David J. Aldrich
Title: President and Chief Executive Officer

_____________________________
Signed